UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 000-21915

Date of Report: December 20, 2006

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2006, Coldwater Creek Inc. (the “Company”) entered into an Employment Agreement with Georgia Shonk-Simmons, President and Chief Merchandising Officer. The Employment Agreement provides for continuation of her current annual base salary of $600,000, subject to annual increases at the discretion of the Compensation Committee, and for potential annual bonuses, with a target bonus of at least 40% of annual salary. Annual bonuses may be at, below or above the target based on individual performance and the achievement of performance criteria to be established by the Compensation Committee. Ms. Shonk-Simmons is also eligible to receive restricted stock units, stock options or other equity-based awards as may be approved.

The term of the agreement commences December 20, 2006 and ends December 20, 2009, subject to automatic renewal for an additional one-year period. If the Company terminates Ms. Shonk-Simmons’ employment without Cause or if Ms. Shonk-Simmons terminates her employment for Good Reason (as such capitalized terms are defined in the agreement), then Ms. Shonk-Simmons is entitled to the following severance: (i) one and one-half times Ms. Shonk-Simmons’ then current base salary and target bonus, provided that if Ms. Shonk-Simmons’ termination occurs within 365 days following a change in control of the Company the severance amount is two and one-half times her current base salary and target bonus, (ii) continuation of health benefits for 18 months, (iii) full vesting of all unvested equity awards, and (iv) accelerated vesting in the supplemental executive retirement plan. Additionally, for a period of 30 days following the first anniversary of a change of control, the change of control will constitute Good Reason, entitling her to receive two and one-half times her base salary and target bonus, as well as the other amounts described above, if she terminates employment. If Ms. Shonk-Simmons becomes disabled during the term of the agreement, she will be entitled to continuation of her annual salary in effect on the day of termination for a period of 18 months. Ms. Shonk-Simmons is also subject to certain non-competition provisions during the term of the agreement and for eighteen months thereafter. Severance payments are conditioned on Ms. Shonk-Simmons’ compliance with the noncompetition provisions of the agreement.

A copy of Ms. Shonk-Simmons’ employment agreement is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Coldwater Creek Inc. and Georgia Shonk-Simmons

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Date: December 27, 2006	/s/ Melvin Dick
Melvin Dick
Executive Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Coldwater Creek Inc. and Georgia Shonk-Simmons